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                                                                   Exhibit 10.20


                              FIRST LEASE AMENDMENT

         THIS FIRST LEASE AMENDMENT (the "Amendment") is executed this _____ day of _________________, 2004, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, formerly known as Duke-Weeks Realty Limited Partnership ("Landlord"), and CATHETER AND DISPOSABLE TECHNOLOGY, INC., a Minnesota corporation, formerly known as CMED Catheter & Disposables Technology, Inc. ("Tenant").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, Landlord and Tenant entered into a certain lease dated May 31, 2001 (the "Lease"), whereby Tenant leased from Landlord certain premises consisting of approximately 11,048 square feet of space (the "Original Premises") located in an office/warehouse building commonly known as Westpoint Business Center (the "Park"), Building C, 13845 Industrial Park Boulevard, Plymouth, Minnesota 55441; and

         WHEREAS, Landlord and Tenant desire to expand the Original Premises;
and

         WHEREAS, Landlord and Tenant desire to extend the Lease Term through April 30, 2009; and

         WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion and extension and any other changes to the Lease, all as more particularly set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

         1. INCORPORATION OF RECITALS. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

         2. EXTENSION OF TERM. The Lease Term is hereby extended through April 30, 2009.

         3. AMENDMENT OF ARTICLE 1. LEASE OF PREMISES. Commencing May 1, 2004,
ARTICLE 1 of the Lease is hereby amended as follows:

                  (a) SECTION 1.01 A of the Lease is hereby amended by substituting AMENDED EXHIBIT A, attached hereto and incorporated herein by reference, on which the Original Premises are striped and the additional space containing approximately 4,790 square feet (the "Additional Space") is cross-hatched, in lieu of EXHIBIT A attached to the Lease. The Original Premises and Additional Space shall hereinafter be referred to as the "Leased Premises";

                  (b) SECTION 1.01, subsections B, C, D, E, G, J, K and M of the Lease are hereby deleted in their entirety and the following are substituted in lieu thereof:

         "B.      Rentable Area:

                  Original Premises:        approximately 11,048 square feet
                  Additional Space:         approximately   4,790 square feet

                  Total Leased Premises:    approximately 15,838 square feet;

                  Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord's determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

         C.       Building Expense Percentage:  24.85%;

         D.       Minimum Annual Rent:

                  05/01/04* - 04/30/06           $126,704.00* per year
                  05/01/06 - 04/30/09            $130,663.50 per year;

                  *For the period from May 1, 2004 through the Additional Space Commencement Date (defined in Exhibit B attached hereto), the Minimum Annual Rent shall be an amount equal to $88,384.00.

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         E.       Monthly Rental Installments:

                  05/01/04* - 04/30/06           $10,558.67 per month*
                  05/01/06 - 04/30/09            $10,888.63 per month;

                  *For the period from May 1, 2004 through the Additional Space Commencement Date, the Monthly Rental Installment shall be an amount equal to $7,365.34.

         G.       Lease Term: extended through April 30, 2009;

         J. Guarantor: Cardiotech International, Inc., a Massachusetts corporation;

         K. Broker: Duke Realty Limited Partnership representing Landlord and none representing Tenant;

         M.       Addresses for payments and notices:

                  Landlord:            Duke Realty Limited Partnership
                                       1600 Utica Avenue South, Suite 250
                                       Minneapolis, MN 55416

                  With Payments to:    Duke Realty Limited Partnership
                                       75 Remittance Drive, Suite 3205
                                       Chicago, IL 60675-3205

                  Tenant:              Catheter and Disposable Technology, Inc.
                                       13845 Industrial Park Boulevard
                                       Plymouth, MN 55441"

         4. AMENDMENT OF ARTICLE 2. TERM AND POSSESSION. ARTICLE 2, SECTION 2.02 of the Lease is hereby amended by adding the following new paragraphs:

"Tenant has personally inspected the Additional Space and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except for Landlord's obligation to construct and install all leasehold improvements to the Leased Premises (together with all construction and installation being performed by Landlord in accordance with this Agreement to the Original Premises, the "Tenant Improvements") in accordance with EXHIBIT B-1 attached hereto and made a part hereof."

         5. AMENDMENT OF ARTICLE 16. RIGHT OF FIRST OFFER and ONGOING OPTION TO TERMINATE. New SECTIONS 16.13 and 16.14 are hereby added to the Lease as follows:

                  SECTION 16.13. RIGHT OF FIRST OFFER. (a) Provided that (i) Tenant has not been in Default hereunder at any time during the Lease Term that has not been cured by Tenant to Landlord's reasonable satisfaction or waived in writing by Landlord, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord,
         (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and (iv) the current use of the Leased Premises has not materially changed since the Commencement Date, and subject to any rights of any other tenant currently occupying all or any portion of the Offer Space, Landlord shall, before entering into a lease with a third party for the contiguous space crosshatched on the attached EXHIBIT A-1 (the "Offer Space"), notify Tenant in writing of the availability of such space for leasing ("Landlord's Notice") and provide Tenant with a written offer sheet providing Landlord's proposed rental amount and tenant improvements, if any. Tenant shall have five
         (5) business days from its receipt of Landlord's Notice to deliver to Landlord a written notice agreeing to lease such space on the terms and conditions contained in Landlord's Notice. In the event Tenant fails to notify Landlord of its agreement within said five (5) day period, such failure shall be conclusively deemed a rejection of the Offer Space, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. The term for the Offer Space shall be coterminous with the

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         term for the original Leased Premises; provided, however, that the minimum term for the Offer Space shall be three (3) years and the term for the original Leased Premises shall be extended, if necessary, to be coterminous with the term for the Offer Space.

                  (b) If, after Tenant either rejects the Offer Space or is deemed to have rejected the Offer Space, Landlord has not leased the Offer Space to a third party within six (6) months after Tenant's rejection or deemed rejection of the Offer Space, Landlord shall, prior to leasing the Offer Space to a third party, again offer the Offer Space to Tenant pursuant to the terms of Section 16.13(a).

                  Section 16.14. ONGOING OPTION TO TERMINATE. Provided Tenant
         (A) is not in Default hereunder that is then continuing; and (B) enters into an agreement with Landlord or an affiliate of Landlord to expand its business operations by leasing space containing more rentable square feet than the Leased Premises in another building which is (i) located within the greater Minneapolis/St. Paul, Minnesota area; and
         (ii) owned by Landlord or an affiliate of Landlord, Tenant shall have the option to terminate this Lease effective as of the commencement date (regardless of the date rent is due) under the new lease. If such option is validly exercised, then upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease. Landlord hereby agrees to use commercially reasonable efforts to accommodate Tenant's expansion needs by locating space in another building located within the greater Minneapolis/St. Paul, Minnesota area owned by Landlord or an affiliate of Landlord, if available.

         6. BROKER. Tenant represents and warrants that, except for Duke Realty Limited Partnership, no real estate broker or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto. Landlord represents and warrants that, except for Duke Realty Limited Partnership, no real estate broker or brokers were involved in the negotiation and execution of this Amendment. Landlord shall indemnify Tenant and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

         7. TENANT'S REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant.

         8. EXAMINATION OF AMENDMENT. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

         9. DEFINITIONS. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

         10. INCORPORATION. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                    LANDLORD:

                                    DUKE REALTY LIMITED PARTNERSHIP,
                                    an Indiana limited partnership

                                    By:  Duke Realty Corporation,
                                         its general partner


                                         By: _________________________________
                                                   Patrick E. Mascia
                                                   Senior Vice President


                                    TENANT:

                                    CATHETER AND DISPOSABLE TECHNOLOGY, INC., a Minnesota corporation


                                    By:_______________________________

                                    Printed:____________________________

                                    Title:______________________________


STATE OF _________________ )
                           ) SS:
COUNTY OF ________________ )


         Before me, a Notary Public in and for said County and State, personally appeared ______________________, by me known and by me known to be the _________________________ of Catheter and Disposable Technology, Inc., a Minnesota corporation, who acknowledged the execution of the foregoing "First Lease Amendment" on behalf of said corporation.

         WITNESS my hand and Notarial Seal this ____ day of _____________, 2004.


                                               ---------------------------------
                                               Notary Public

                                               ---------------------------------
                                               (Printed Signature)

My Commission Expires:  _________________

My County of Residence: _________________

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                              CONSENT OF GUARANTOR

           The undersigned Guarantor to the Lease hereby consents to the foregoing First Lease Amendment and reaffirms that the Guaranty of Lease dated May 31, 2001 remains in full force and effect.

                                    "Guarantor"

                                    CARDIOTECH INTERNATIONAL, INC.,
                                    Massachusetts corporation


                                    By: _______________________________

                                    Printed: ____________________________

                                    Title: ______________________________

                                    Federal Identification Number:  04-3186647


STATE OF ________________)
                         )SS:
COUNTY OF _______________)


           Before me, a Notary Public in and for said County and State, personally appeared __________________, by me known to be the ____________________________ of Cardiotech International, Inc., a Massachusetts corporation, who acknowledged execution of the foregoing "Consent of Guarantor" on behalf of said corporation.

           Witness my hand and Notarial Seal this ____ day of ___________, 2004.


                                                  -----------------------------
                                                  Notary Public

                                                  -----------------------------
                                                  (Printed Signature)


My Commission Expires:  _____________________

My County of Residence: _____________________

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                                    EXHIBIT B

                               TENANT IMPROVEMENTS


         1. LANDLORD'S OBLIGATIONS. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that, except as otherwise set forth in the Lease, Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Tenant Improvements, in accordance with this EXHIBIT B.

         2. CONSTRUCTION DRAWINGS. On or before the thirtieth (30th) day following the date hereof, Landlord shall prepare and submit to Tenant a set of construction drawings (the "CD's") covering all work to be performed by Landlord in constructing and installing the Tenant Improvements, which shall be based on the scope of work attached as EXHIBIT B-1 hereto. Tenant shall have ten (10) days after receipt of the CD's in which to review the CD's and to give to Landlord written notice of Tenant's approval of the CD's or its requested changes to the CD's. Tenant shall have no right to request any changes to the CD's that would increase the scope of work or materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant fails to approve or request changes to the CD's within ten (10) days after its receipt thereof, Tenant shall be deemed to have approved the CD's and the same shall thereupon be final. If Tenant requests any changes to the CD's, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the CD's to Tenant. Tenant may not thereafter disapprove the revised portions of the CD's unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD's, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the CD's, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant's consent to the CD's in writing within three (3) days following Landlord's written request therefor.

         3. SCHEDULE AND EARLY OCCUPANCY. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements (including the work to the Original Premises) and shall notify Tenant of any material changes to said schedule; provided, however, that the Tenant Improvements shall be completed in three (3) separate stages pursuant to the schedule delivered to Tenant. The first such stage, being the Tenant Improvements relating to the Additional Space, shall be Substantially Completed on or before the date which is two (2) months after the date the Construction Drawings are completed in accordance with Section 2 of this Exhibit B and all necessary building permits have been received (the "Additional Space Target Commencement Date"). The second such stage shall be Substantially Completed within sixty (60) days after work on the second stage commences and the third such stage shall be Substantially Completed within sixty (60) days after work on the third stage commences. Landlord shall commence, and Tenant agrees to permit Landlord to enter the Leased Premises to perform, work (i) on the second stage of the Tenant Improvements not later than ten (10) days after the Additional Space Target Commencement Date and (ii) on the third stage not later than ten
(10) days after the Substantial Completion of the second stage of the Tenant Improvements. Landlord acknowledges that it shall be responsible for acquiring all licenses, permits, and certificates of occupancy necessary for the construction and installation of the Tenant Improvements (including the work to the Original Premises) and shall make a diligent effort to obtain all such permits as timely as practicable. Except for punchlist type items and subject to Tenant Delays, if Landlord fails to deliver the Additional Space by the Additional Space Target Commencement Date, that portion of the Monthly Rental Installments as relates to the Additional Space shall abate at the rate of one
(1) day for every one (1) day of such delay in delivering possession of the Additional Space. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Additional Space prior to Substantial Completion of the Tenant Improvements to the Additional Space. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Additional Space for fifteen (15) days prior to the scheduled date for Substantial Completion of the Tenant Improvements in the Additional Space in order to install fixtures (such as racking) and otherwise prepare the Additional Space for occupancy, which right shall expressly exclude making any structural modifications. During any entry to the Additional Space prior to the Additional Space Commencement Date
(a) Tenant shall comply with all terms and conditions of this Lease, (b) Tenant shall not interfere with Landlord's completion of the Tenant Improvements in the Additional Space, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business in the Additional Space. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant. Except for punchlist-type items and subject to Tenant Delays, if Landlord fails to complete the construction and installation of the renovations to the Original

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Improvements by the time set forth in this Exhibit B, Section 3, Monthly Rental
Installments shall abate by an amount equal to the pro-rata rental of the square footage of the Leased Premises under construction and which cannot be occupied by Tenant for its business operations due to such construction.

         4. CHANGE ORDERS. Tenant shall have the right to request changes to the CD's at any time following the date hereof by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant shall, within seven (7) days following Tenant's receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within ten (10) days following Landlord's request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if required by Landlord due to any material Change Order, Tenant has paid Landlord in full for said Change Order.

         5. TENANT DELAY. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed beyond the Additional Space Target Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements to the Additional Space shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements to the Additional Space would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Additional Space Target Commencement Date.

         6. LETTER OF UNDERSTANDING. Promptly following the Additional Space Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as EXHIBIT C and made a part hereof, acknowledging (a) the Additional Space Commencement Date under this Lease, and
(b) except for any punchlist items, that Tenant has accepted the Additional Space. If Tenant takes possession of and occupies the Additional Space, Tenant shall be deemed to have accepted the Additional Space and that the condition of the Additional Space and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items. Landlord shall use reasonable efforts to complete the punchlist items within thirty (30) days of such notice. Landlord agrees to devote proper attention to punchlist items as would be given to similarly situated buildings.

           7. DEFINITIONS. For purposes of this Lease (a) "Substantial Completion" (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant's occupancy, as established by a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, if required, (b) "Tenant Delay" shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant's failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord's inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other negligent act or willful omission of Tenant, and (c) "Additional Space Commencement Date" shall mean the date upon which the Tenant Improvements to the Additional Space are Substantially Completed.